EXHIBIT 23.2
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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We have issued our report dated April 28, 2004 accompanying the consolidated financial statements of Nephros, Inc. and subsidiary included in the Annual Report of Nephros, Inc. on Form 10-KSB for the year ended December 31, 2004, which are incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.


                             /s/ GRANT THORNTON LLP

New York, New York
August 4, 2005